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EXHIBIT 2


EXIT REPORTING
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     THIS REPORT IS BEING FILED AS AN EXIT FILING. ALL PERSONS AND PARTNERSHIPS
BENEFICIAL OWNERSHIP FELL BELOW, AND STAYED BELOW, FIVE PERCENT IN 1997.